EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


(1)           Western Telephone Company
              100% - Owned Subsidiary
              Incorporated in the State of Minnesota

(2)           Peoples Telephone Company
              100% - Owned Subsidiary
              Incorporated in the State of Iowa

(3)           New Ulm Phonery, Inc.
              100% - Owned Subsidiary
              Incorporated in the State of Minnesota

(4)           New Ulm Cellular #7, Inc.
              100% - Owned Subsidiary
              Incorporated in the State of Minnesota

(5)           New Ulm Cellular #8, Inc.
              100% - Owned Subsidiary
              Incorporated in the State of Minnesota

(6)           New Ulm Cellular #9, Inc.
              100% - Owned Subsidiary
              Incorporated in the State of Minnesota

(7)           New Ulm Cellular #10, Inc.
              100% - Owned Subsidiary
              Incorporated in the State of Minnesota

(8)           New Ulm Long Distance, Inc.
              100% - Owned Subsidiary
              Incorporated in the State of Minnesota

The financial statements of all such subsidiaries are included on the consolidated financial statements of New Ulm Telecom, Inc.